Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2018 Ended March 31, 2018

SUNNYVALE, Calif.--(BUSINESS WIRE)--May 2, 2018--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL), today reported financial results for the fiscal third quarter of 2018 ended March 31, 2018.

The results for the fiscal third quarter of 2018 ended March 31, 2018 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Revenue	$102.9	$103.9	$93.3
Gross Margin	26.4%	27.0%	24.3%
Operating Income	$0.7	$3.2	$3.0
Net Income attributable to AOS	$1.7	$6.8	$3.6
Income Per Share attributable to AOS - Diluted	$0.07	$0.27	$0.14

On a non-GAAP basis excluding the effect of share-based compensation expenses in each of the periods presented, income tax benefit from tax reform for the quarter ended December 31, 2017, and pre-production costs relating to the Chongqing joint venture, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Revenue	$102.9	$103.9	$93.3
Gross Margin	26.8%	27.4%	24.6%
Operating Income	$5.9	$7.2	$4.7
Net Income attributable to AOS	$5.7	$8.1	$5.3
Income Per Share attributable to AOS - Diluted	$0.23	$0.32	$0.21

“We posted solid results for the March quarter and delivered all key financial metrics above the mid points of our guidance ranges. Underpinned by a record level of design ins and design wins, our core business momentum continues to gain strong traction,” stated Dr. Mike Chang, chairman and CEO of the company, “While consistently delivering quality results, we have been carefully planning and investing in the capacity expansion of our Oregon fab, which we expect to be substantially completed by the end of the June quarter. The increased capacity in the second half of calendar 2018 will enable us to not only realize more of our revenue potential, but also cultivate deeper relationships with key customers. We are optimistic about the opportunities in front of us, and remain committed to execute our business plans to invigorate our earnings power.”

Business Outlook for Fiscal Q4 Ending June 30, 2018

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements. The following statements contain non-GAAP financial measures and please see the section below “Use of Non-GAAP Financial Measures” for more information.

The construction of cleanrooms of our Chongqing joint venture was completed during the March quarter. We are now in the process of increasing headcount, installing equipment, conducting qualification processes, and performing trial productions. As previously announced, a substantial portion of our pre-production costs cannot be capitalized under GAAP accounting. Because these expenses do not reflect our normal business and operations, we exclude such pre-production expenses in our non-GAAP operating expenses. The following sets forth our expectations for the fourth quarter of fiscal year 2018:

  Revenue is expected to be in the range of $106 million to $110 million.
  Gross margin is expected to be approximately 26.5% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 26.8% plus or minus 1%. Non-GAAP gross margin excludes $0.3 million of estimated share-based compensation charge.
  Operating expenses are expected to be in the range of $29.3 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $23.0 million plus or minus $1 million. Both GAAP and non-GAAP operating expenses include $1.6 million to $1.8 million of estimated expenses relating to the development of our digital power team. Non-GAAP operating expenses exclude an estimated share-based compensation charge of approximately $2.3 million and estimated pre-production expenses relating to the Chongqing joint venture of $4.0 million.
  Tax expenses are expected to be in the range of $1.0 million to $1.2 million.
  Loss attributable to noncontrolling interest is expected to be around $2.6 million. On a non-GAAP basis, excluding estimated pre-production expenses, this item is expected to be approximately $0.5 million. The $2.1 million difference is due to the exclusion of estimated pre-production expenses in non-GAAP operating expenses.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter of 2018 ended March 31, 2018 today, May 2, 2018 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, our ability and strategy to develop new products, including digital power controller products, the ability to expand our sales, increase our capacity and achieve sustained growth and profitability, the pre-production phase of our Chongqing joint venture, the relationship with key customers, and other information under the section entitled “Business Outlook for Fiscal Q4 Ending June 30, 2018”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, our ability to successfully operate our joint venture in China, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed on September 5, 2017. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), loss attributable to noncontrolling interest, net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses for all periods presented, income tax benefit from tax reform for the quarter of December 31, 2017, and pre-production expenses related to Chongqing joint venture during the current quarter in this press release. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. These forecast supplemental measures exclude estimated pre-production expenses relating to our Chongqing joint venture and estimated share-based compensation expenses. We believe that these historical and forecast non-GAAP financial measures can provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations, such as the joint venture pre-production expenses. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or adjusted operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017

Revenue	$102,902	$103,896	$93,281	$311,656	$285,330
Cost of goods sold	75,769	75,814	70,584	228,911	218,595
Gross profit	27,133	28,082	22,697	82,745	66,735
Gross margin	26.4%	27.0%	24.3%	26.6%	23.4%

Operating expenses:
Research and development	9,966	9,102	7,625	27,393	21,928
Selling, general and administrative	16,486	15,756	12,067	46,857	35,224
Total operating expenses	26,452	24,858	19,692	74,250	57,152
Operating income	681	3,224	3,005	8,495	9,583

Interest income and other loss, net	(234)	(160)	(74)	(354)	(193)
Interest expense	(105)	(14)	(22)	(136)	(72)
Income before income taxes	342	3,050	2,909	8,005	9,318

Income tax expense (income)	830	(2,072)	523	32	2,845
Net income (loss) including noncontrolling interest	(488)	5,122	2,386	7,973	6,473
Net loss attributable to noncontrolling interest	(2,139)	(1,669)	(1,170)	(5,269)	(3,237)
Net income attributable to Alpha and Omega Semiconductor Limited	$1,651	$6,791	$3,556	$13,242	$9,710

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.07	$0.28	$0.15	$0.55	$0.42
Diluted	$0.07	$0.27	$0.14	$0.53	$0.39

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	23,795	23,925	23,675	23,914	23,396
Diluted	24,755	25,033	24,951	24,916	24,781

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$125,207	$115,708
Restricted cash	239	221
Accounts receivable, net	28,927	28,410
Inventories	90,472	76,254
Other current assets	17,115	4,883
Total current assets	261,960	225,476
Property, plant and equipment, net	258,795	148,191
Intangible assets, net	16,619	282
Deferred income tax assets - long-term	4,643	4,594
Other long-term assets	52,830	19,865
Total assets	$594,847	$398,408
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$78,079	$63,134
Accrued liabilities	61,617	28,386
Income taxes payable	185	1,748
Short term debt	2,130	—
Deferred margin	1,530	814
Capital leases	857	828
Total current liabilities	144,398	94,910
Long-term debt	10,883	—
Income taxes payable - long-term	753	922
Deferred income tax liabilities	2,070	2,659
Capital leases - long-term	214	866
Other long-term liabilities	334	502
Total liabilities	158,652	99,859
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at March 31, 2018 and June 30, 2017	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares, issued and outstanding: 30,192 shares and 23,852 shares, respectively at March 31, 2018 and 29,600 shares and 23,992 shares, respectively at June 30, 2017	60	59
Treasury shares at cost, 6,340 shares at March 31, 2018 and 5,608 shares at June 30, 2017	(61,710)	(49,836)
Additional paid-in capital	215,168	206,332
Accumulated other comprehensive income	5,154	306
Retained earnings	121,621	113,909
Total Alpha and Omega Semiconductor Limited shareholder's equity	280,293	270,770
Noncontrolling interest	155,902	27,779
Total equity	436,195	298,549
Total liabilities and equity	$594,847	$398,408

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017

GAAP gross profit	$27,133	$28,082	$22,697	$82,745	$66,735
Share-based compensation	449	415	222	1,180	622
Non-GAAP gross profit	$27,582	$28,497	$22,919	$83,925	$67,357
Non-GAAP gross margin as a % of revenue	26.8%	27.4%	24.6%	26.9%	23.6%

GAAP operating income	$681	$3,224	$3,005	$8,495	$9,583
Share-based compensation	2,460	4,009	1,715	8,477	4,585
Pre-production costs related to joint venture	2,772	—	—	2,772	—
Non-GAAP operating income	$5,913	$7,233	$4,720	$19,744	$14,168
Non-GAAP operating income as a % of revenue	5.7%	7.0%	5.1%	6.3%	5.0%

GAAP net income attributable to AOS	$1,651	$6,791	$3,556	$13,242	$9,710
Share-based compensation	2,460	4,009	1,715	8,477	4,585
Income tax benefit from tax reform	—	(2,690)	—	(2,690)	—
Pre-production costs related to joint venture	1,615	—	—	1,615	—
Non-GAAP net income attributable to AOS	$5,726	$8,110	$5,271	$20,644	$14,295
Non-GAAP net income attributable to AOS as a % of revenue	5.6%	7.8%	5.7%	6.6%	5.0%

GAAP net income attributable to AOS	$1,651	$6,791	$3,556	$13,242	$9,710
Share-based compensation	2,460	4,009	1,715	8,477	4,585
Amortization and depreciation	7,431	7,408	6,885	21,818	20,148
Interest income	(34)	(174)	(54)	(249)	(121)
Income tax expense (benefit)	830	(2,072)	523	32	2,845
EBITDAS	$12,338	$15,962	$12,625	$43,320	$37,167

GAAP diluted net income per share attributable to AOS	$0.07	$0.27	$0.14	$0.53	$0.39
Share-based compensation	0.10	0.16	0.07	0.35	0.19
Income tax benefit from tax reform	—	(0.11)	—	(0.11)	—
Pre-production costs related to joint venture	0.06	—	—	0.06	—
Non-GAAP diluted net income per share attributable to AOS	$0.23	$0.32	$0.21	$0.83	$0.58

Shares used to compute basic per share	23,795	23,925	23,675	23,914	23,396
Shares used to compute dilute per share	24,755	25,033	24,951	24,916	24,781

CONTACT:
Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong, 408-789-3172
investors@aosmd.com